Exhibit 10.103

SETTLEMENT AGREEMENT AND RELEASE

This SETTLEMENT AGREEMENT AND RELEASE (collectively, with the releases to be executed pursuant hereto, the “Agreement”) is made the 9th day of March 2006 by and among Paul A. Miller (“Miller”), Robert J. Bossart (“Bossart” and, collectively with Miller, “Plaintiffs”), CompManagement Inc. (“CMI”), CMI Management Company (“CMC”), CompManagement Health Systems Inc. (“CHI”), CompManagement Integrated Disability Services, Inc. (“CDI”), WC Holdings, Inc. (“WC Holdings” and, collectively with CMI, CMC, CHI and CDI, “Defendants”) and Security Capital Corporation (“SCC”).

WHEREAS, Plaintiffs’ employment with Defendants was terminated effective January 3, 2005;

WHEREAS, on or about November 8, 2005, Plaintiffs commenced a civil action against Defendants in the Court of Common Pleas, Franklin County, Ohio, entitled Paul A. Miller and Robert J. Bossart v. CompManagement Inc., CMI Management Company, CompManagement Health Systems, Inc., CompManagement Integrated Disability Services, Inc., and WC Holdings, Inc. (the “Lawsuit”), Case No.: 05-CVH-10-12072;

WHEREAS, Defendants have denied all of the material allegations asserted by Plaintiffs in the Lawsuit and assert that they are not liable to Plaintiffs in any way;

WHEREAS, Plaintiffs, Defendants and SCC desire to resolve all of their differences, including those in the Lawsuit, without the necessity of further proceedings;

WHEREAS, Plaintiffs, Defendants and SCC entered into an Agreement in Principle dated February 10, 2006 (“Agreement in Principle”), pursuant to which Plaintiffs, Defendants and SCC set forth the essential terms and conditions on which they agreed to resolve all of their differences, including the Lawsuit; and

WHEREAS, Plaintiffs, Defendants and SCC now wish to set forth in more detail in this Agreement the agreements reached in the Agreement in Principle;

NOW, THEREFORE, with the intent to be legally bound hereby, and in consideration of the foregoing and the mutual promises and covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

I.              Dismissal With Prejudice. Plaintiffs authorize and instruct James S. Mowery Jr., Esq., of Mowery & Youell, Ltd., to file a Stipulation of Dismissal With Prejudice with respect to the Lawsuit in the form of Exhibit A hereto on or prior to the date that is eight (8) days after the date hereof.

II.            Effectiveness; Dismissal. This Agreement shall not become effective until the eighth (8th) day following the execution and delivery of this Agreement by all parties hereto and the execution and delivery by the party or parties thereto of the releases referred to in Sections 7.1 and 7.2 hereof (the “Effective Date”). Each of Miller and Bossart has the right to revoke this Agreement prior to the eighth (8th) day after his execution thereof by giving notice in writing to SCC and Defendants. In the event that Bossart or Miller, or both of them, revokes this Agreement prior to the eighth (8th) day after execution thereof, this Agreement, and the promises contained therein (including the releases), shall automatically be deemed null and void as to all parties hereto.

III.           Settlement Consideration. Defendants shall pay Plaintiffs the consideration set forth in this Article as and in the manner set forth herein:

3.1           Initial Payments. WC Holdings shall pay, or shall cause CMI to pay, the sum of $94,976 plus $261,007.50 ($355,983.50) to Bossart and the sum of $94,976 plus $111,280 ($206,256) to Miller within one business day following the later of (i) the Effective Date of this Agreement and (ii) Defendants’ and SCC’s receipt of proof of entry of the Stipulation of Dismissal With Prejudice referred to in Article I (such date, the “Settlement Effective Date”).

3.2           Installment Payments. On the first anniversary of the Settlement Effective Date, WC Holdings shall pay, or shall cause CMI to pay, $182,705.25 to Bossart and $77,896 to Miller. On the second anniversary of the Settlement Effective Date, WC Holdings shall pay, or shall cause CMI to pay, $78,302.25 to Bossart and $33,384 to Miller.

3.3           Contingent Payments. WC Holdings shall pay, or shall cause CMI to pay, $563,820 to Bossart and $281,910 to Miller upon the occurrence of a change of control of SCC or WC Holdings. For purposes of this Agreement, the term “change of control” shall be defined, with respect to SCC and WC Holdings, in the same way as it is defined in the agreement with respect to Tag Along Rights and Drag Along Rights, as defined in Article VIII below; provided, however, that no payment obligation shall be triggered prior to the occurrence of a change of control as defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended.

3.4           Withholding. All payments made to Bossart and Miller pursuant to this Agreement shall be subject to any required withholding taxes.

3.5           Allocation. For all purposes (including, but not limited to, tax purposes), the parties agree to treat the $261,007 and $111,280 payments made pursuant to Section 3.1 and all of the payments made pursuant to Section 3.2 as payments in consideration of or in exchange for the covenants contained in Article V, and the $94,976 payments made pursuant to Section 3.1 and the payments made pursuant to Section 3.3 as severance payments.

3.6           Interest Bearing Account. On the Settlement Effective Date, WC Holdings or CMI, as applicable, shall place the amounts of the payments to be made pursuant to Section 3.2 into an interest-bearing WC Holdings or CMI (as applicable) account. Interest earned on the account shall be allocated on the basis of the respective interests of Bossart and Miller in the funds in the account, and interest earned shall be paid to Bossart and Miller with the payments to be made to them pursuant to Section 3.2 on the second anniversary of the Settlement Effective

Date. Other than as expressly provided herein, no interest shall accrue between the Effective Date and the date of payment of any payment contemplated by this Agreement.

3.7           Wire Transfer. WC Holdings or CMI, as applicable, shall wire the payments due to Bossart and Miller pursuant to this Agreement to such accounts as Bossart and Miller may direct WC Holdings in writing.

IV.           Plaintiffs’ Acknowledgment Regarding Payments. Plaintiffs agree and acknowledge that the payments provided for in Article III of this Agreement (i) exceed any payment, benefit or other thing of value to which Plaintiffs might otherwise be entitled under any policy, plan or procedure of the Company; (ii) are in full discharge of any and all of the Company’s liabilities and obligations to Plaintiffs; and (iii) are in full discharge of any and all claims against the Company for damages of any kind.

V.            Non-Compete and Non-Solicitation Covenants.

5.1           For and in consideration of the payments described in Sections 3.1 and 3.2, and for other valuable consideration set forth in this Agreement, each of Bossart and Miller agrees that during the thirty-six (36) month period immediately following the Effective Date of this Agreement, he will not directly or indirectly, either on his own behalf or on behalf of any person, partnership, association, corporation, company or other entity:

(i)            Engage in, become employed by, become affiliated with or become interested in any business that is in competition with any of the Non-Compete Parties (as defined below in Article XI). Throughout this Article, “engage in,” “become employed by,” “become affiliated with” or “become interested in” shall mean either (1) in a capacity calling for the rendering of any services or participating in management or operations in any capacity or (2) financially, other than as a stockholder owning less than two (2%) percent of a corporation whose stock is listed on a national securities exchange or is traded on the over-the-counter market. Throughout this Article, a business shall be considered to be “in competition with the Non-Compete Parties” if the business is engaged in the same or a competing line of business with any of the Non-Compete Parties.

(ii)           Transact, do or solicit business of the same or similar nature to the business of any of the Non-Compete Parties or with any of the Non-Compete Parties’ Clients. Throughout this Article, the term “Non-Compete Parties’ Clients” includes, but is not limited to:

(1)           persons, entities, corporations, divisions or subsidiary offices of companies or individuals and their affiliates for which any of the Non-Compete Parties is providing services at the time of the Effective Date of this Agreement or which have, at any time within the twelve (12) month period prior to the Effective Date of this Agreement, purchased or acquired or executed an agreement providing for the purchase or acquisition of any of the Non-Compete Parties’ services or products;

(2)           persons, entities, corporations, divisions or subsidiary offices of those companies or individuals and their affiliates which were solicited by any of the Non-Compete Parties at any time during the twelve (12) months prior to January 3, 2005.

(iii)          Cause, induce or encourage any of the Non-Compete Parties’ Clients to terminate or adversely change their relationship with any of the Non-Compete Parties, including without limitation through any employment, consulting or other relationship with any of the Non-Compete Parties’ Clients.

(iv)          Become employed by, become a consultant or contractor to, become affiliated with or become interested in any of the following of the Non-Compete Parties Clients:  Professional Insurance Agents Association of Ohio and University of California.

(v)           Divert or attempt to divert any of the Non-Compete Parties’ Clients to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill in any way associated with any of the Non-Compete Parties.

(vi)          Cause, induce or encourage any employee, consultant, independent contractor or otherwise of any of the Non-Compete Parties, who at the time thereof provides, or at any time during the one (1) year period prior thereto provided, services to any of the Non-Compete Parties, to leave the employ of or terminate any relationship with any of the Non-Compete Parties.

(vii)         Solicit for hire or engagement, seek to employ or have any discussions or other communications regarding hiring, engaging or employing any employee, consultant, independent contractor or otherwise of any of the Non-Compete Parties, who at the time thereof provides, or at any time during the one (1) year period prior thereto provided, services to any of the Non-Compete Parties.

5.2           Plaintiffs acknowledge (i) that the promises and covenants in this Agreement are essential to protect the business and goodwill of the Non-Compete Parties, (ii) that the Non-Compete Parties would not have entered into this Agreement without these promises and covenants; (iii) that they have consulted with counsel and have been fully advised concerning the reasonableness and propriety of these promises and covenants; (iv) that these promises and covenants represent reasonable and necessary protection of the legitimate interests of the Non-Compete Parties; (v) that any breach or threatened breach of these promises and covenants will cause irreparable injury to the Non-Compete Parties and money damages will not provide adequate remedy; and (vi) that they will have the ability to make a reasonable living while observing these promises and covenants.

5.3           If any court determines that any of the covenants of this Article is unenforceable because of the duration, scope or nature of such covenant, such court shall have the power to reduce the duration, scope or nature of such covenant, as the case may be, and, in its reduced form, such covenant shall then be enforceable and shall be enforced.

VI.           General Covenants.

6.1           Non-Disparagement. Each of Bossart and Miller agrees that he shall not, at any time or in any manner, disparage the Company or any officer or director thereof. Defendants agree that none of them, at any time or in any manner, shall disparage Bossart or Miller and shall instruct their officers and directors regarding the same. Each of Bossart and Miller agrees that he will not engage in any conduct that is injurious to the Company’s reputation or interest.

6.2           Cooperation. Each of Bossart and Miller agrees to cooperate with the Company regarding the Company’s business activities, including any potential change of control of the

Company. Provided they are pre-approved by WC Holdings, WC Holdings shall pay or direct the payment of any reasonable out-of-pocket expenses incurred by Bossart or Miller in fulfilling this obligation. The obligation in this Section to cooperate with the Company shall terminate on July 31, 2006.

6.3           Reaffirmation of Employment Agreement Obligations.

(i)            Bossart hereby reaffirms (1) his obligation in Section 11 of his Employment Agreement dated June 8, 2000 (as the same may have been amended) with WC Holdings, the other Defendants and affiliates thereof (the “Bossart Employment Agreement”) to return all records; and (2) his obligation in Section 10(a)(i) of the Bossart Employment Agreement not to disclose trade secrets or confidential information.

(ii)           Miller hereby reaffirms (1) his obligation in Section 11 of his Employment Agreement dated June 8, 2000 (as the same may have been amended) with WC Holdings, the other Defendants and affiliates thereof (the “Miller Employment Agreement”) to return all records; and (2) his obligation in Section 10(a)(i) of the Miller Employment Agreement not to disclose trade secrets or confidential information.

6.4           No Admission. Defendants have entered into this Agreement solely for the purpose of avoiding the burdens and expense of further litigation, and the making of this Agreement is not intended, and shall not be construed, as an admission that any of the Defendants or SCC has violated any federal, state or local law, breached any contract or committed any wrong whatsoever against Plaintiffs. Neither the fact of the settlement, nor anything contained in this Agreement or the Agreement in Principle, shall constitute or be used or treated as an admission by any party with respect to any allegation or claim made or that could have been made in the Lawsuit. Plaintiffs, Defendants and SCC agree that this Agreement and the Agreement in Principle may be used as evidence only in a subsequent proceeding in which Plaintiffs, Defendants or SCC alleges breach of, or indemnification under, this Agreement. Otherwise, this Agreement and the Agreement in Principle shall not be filed with a court or used for any other purpose.

6.5           Tax Liability/Indemnification. Each of Bossart and Miller shall be liable for and shall pay his own tax liability arising as a result of the settlement provided for in this Agreement (including, but not limited to, the payments made to him hereunder to the extent not satisfied by withholding). Bossart agrees to hold the Company harmless against, and to indemnify the Company for, any and all claims by the Internal Revenue Service or any other taxing authority, which may be made against the Company, arising out of or relating to the Company’s failure to withhold any portion of any payment to Bossart for income or employment taxes, or for any other purpose, and agrees to reimburse the Company for any resulting payments that the Company may be required to make to such taxing authority. Miller agrees to hold the Company harmless against, and to indemnify the Company for, any and all claims by the Internal Revenue Service or any other taxing authority, which may be made against the Company, arising out of or relating to the Company’s failure to withhold any portion of any payment to Miller for income or employment taxes, or for any other purpose, and agrees to reimburse the Company for any resulting payments that the Company may be required to make to such taxing authority.

6.6           Confidentiality. Each party hereby agrees to maintain the terms and conditions of this Agreement and the Agreement in Principle as confidential, subject only to exceptions for disclosures (i) to the Company’s officers, directors, employees, accountants, attorneys, consultants and advisers, on a need to know basis, (ii) to Bossart and Miller’s respective attorneys and accountants, on a need to know basis, (iii) required by law, including any subpoena, (iv) to potential acquirers of the Company; and (v) pursuant to any Securities and Exchange Commission or stock exchange rules or regulations; provided, however that (1) in the case of clauses (i), (ii) and (iv), any person to whom confidential information is provided shall have an obligation to maintain the confidentiality of such information in accordance with the terms hereof, and (2) before a party discloses confidential information pursuant to clause (iii), such party shall provide written notice and a reasonable opportunity to the other parties to seek a protective order with respect to the information proposed to be disclosed. Information that becomes publicly available other than by means of a breach of this confidentiality obligation shall no longer be confidential hereunder. Each of Bossart and Miller hereby represents and warrants that he has not heretofore disclosed the existence, terms or conditions of this Agreement.

VII.          Releases and Related Covenants.

7.1           Plaintiffs’ Releases. Upon execution of this Agreement, Miller and Bossart shall provide to Defendants and SCC an executed Release in the form annexed hereto as Exhibits B and C.

7.2           Defendants’ Releases. Upon execution of this Agreement, Defendants shall provide to Miller and Bossart an executed Release in the form annexed hereto as Exhibits D and E.

7.3           No Additional Claims. Each of Bossart and Miller hereby represents and warrants that he has no claim against the Company other than those being released under and pursuant to this Agreement and that, other than the Lawsuit, he has not commenced, maintained, prosecuted, participated in as a party, or permitted to be filed by any other person on his behalf, any action or proceeding of any kind against the Company with respect to any act, omission, transaction or occurrence up to and including the date of the execution of this Agreement. Each of the Defendants hereby represents and warrants that it has no claim against Bossart or Miller other than those being released under and pursuant to this Agreement and that it has not commenced, maintained, prosecuted, participated in as a party, or permitted to be filed by any other person on his behalf, any action or proceeding of any kind against Bossart or Miller with respect to any act, omission, transaction or occurrence up to and including the date of the execution of this Agreement.

7.4           Covenant Not To Sue. Each of Bossart and Miller covenant not to commence, maintain, prosecute or participate in (except as may be required by law, pursuant to a court order, or in response to a valid subpoena) any action, charge, complaint or proceeding of any kind (on his own behalf and/or on behalf of any other person or entity and/or on behalf of or as a member of any alleged class of persons) in any court, or before any administrative or investigative body or agency (whether public, quasi-public or private), against the Company with respect to any act, omission, transaction or occurrence up to and including the date of the execution of this Agreement.

7.5           No Assignment of Released Claims. Each party hereby represents and warrants that it has not assigned or otherwise transferred any released claim (in whole or in part) and shall not assign or otherwise transfer any released claims (in whole or part).

VIII.        Tag Along/Drag Along Rights. Each of Bossart and Miller shall have the right to sell his interest in WC Holdings, for cash, if there occurs a change of control of SCC or WC Holdings (the “Tag Along Rights”). SCC shall have the right to require Bossart and Miller to sell their respective interests in WC Holdings, for cash, if there occurs a change of control of SCC or WC Holdings (the “Drag Along Rights”). The Tag Along Rights and Drag Along Rights shall be on the same terms and conditions as will be set forth in a separate agreement to be agreed upon between SCC and the other minority stockholders and optionholders of WC Holdings, and Bossart and Miller shall execute that separate agreement when presented to them by SCC. For the avoidance of doubt, neither Bossart nor Miller shall be required to engage in a roll-up transaction (i.e., convert their equity in WC Holdings into equity of or other interests in another entity).

IX.           Representations and Warranties.

9.1           Authorization. Each party represents and warrants that it is duly authorized to execute, deliver and perform its obligations under this Agreement.

9.2           No Conflict. Each party represents and warrants that neither the execution and delivery of, nor the performance of its obligations under, this Agreement will conflict with or violate any law, judgment, order or decree applicable to it.

9.3           Enforceable Agreement. Each party represents and warrants that this Agreement has been duly executed and delivered by it and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of it enforceable against it in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of the rights of creditors generally and the application of equitable principles in any proceeding, whether at law or in equity).

9.4           Represented By Counsel. Each of Bossart and Miller represents and warrants that (i) he has been represented by independent legal counsel, of his own choice, throughout all of the negotiations preceding this Agreement; (ii) he executed this Agreement after consultation with the above-described independent legal counsel; (iii) he carefully read this Agreement in its entirety; (iv) he had at least twenty-one (21) days within which to consider this Agreement prior to execution or, if elects to execute and deliver this Agreement prior to the expiration of such twenty-one (21)-day period, he hereby knowingly and voluntarily waives his right to consider this Agreement for the days remaining in that twenty-one (21)-day period; (v) he has had the provisions of this Agreement explained to him by his own counsel, who has answered to his satisfaction any questions he has asked with regard to the meaning of any of the provisions of this Agreement; (vi) he fully understands the terms and significance of this Agreement; (vii) he voluntarily assents to all the terms and conditions contained in this Agreement, and is signing this Agreement voluntarily and of his own force and will; and (viii) he intends to abide by the provisions of this Agreement without exception.

9.5           No Violations. Each of Bossart and Miller hereby represents and warrants that, to the best of his knowledge, except for such acts or omissions as have been disclosed to SCC in writing prior to the date of this Agreement or referenced in the Report to the Audit Committee, he has complied with his employment agreement and the SCC Code of Conduct. Nothing contained herein shall constitute or be construed as an admission by Bossart or Miller that he breached his employment agreement or violated the SCC Code of Conduct.

X.            Dispute Resolution and Remedies.

10.1         Arbitration. All controversies or claims arising out of or related to this Agreement, or the breach or asserted breach hereof, whether based on contract, tort, statute or other theory of liability, and including without limitation any claim by or against a parent, subsidiary or other affiliate of any party, shall be finally determined by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”), and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The arbitration shall be conducted in Columbus, Ohio, in accordance with the United States Arbitration Act. There shall be three arbitrators, one chosen by the Company, one chosen by Bossart and/or Miller (as applicable) and the third (the chair) to be chosen by the two party-appointed arbitrators. Any party may, at its option, seek emergency interim or provisional relief pursuant to the AAA Optional Rules for Emergency Measures of Protection to the AAA Commercial Arbitration Rules. This Agreement shall be construed and governed by the law of the State of Ohio, without reference to conflicts of law rules or principles thereof. In any action commenced to enforce this Agreement, each party shall pay its own costs and expenses, except that Plaintiffs, on the one hand, and the Company, on the other hand, shall each pay one-half of any fees and expenses to be paid to the AAA or any arbitrator. Once a decision is rendered by the arbitrators, unless the arbitrators shall otherwise allocate the same among the parties, the prevailing party (or parties, as the case may be) shall be entitled to recover from the other party (or parties, as the case may be) its reasonable attorneys’ fees and expenses, and costs, disbursements and the like incurred in prosecuting the action (including without limitation expert witness fees, witness expenses, disbursements, AAA administrative fees and arbitrator compensation) as the arbitrator shall determine is appropriate.

10.2         Remedies. If Plaintiffs breach, or threaten to commit a breach of, this Agreement (the party in breach the “Breaching Party”), in addition to any actual damages suffered as a result, the Defendants and SCC shall be entitled to terminate their obligations under this Agreement with respect to the Breaching Party. The termination by the Defendants and/or SCC of its obligations under this Agreement with respect to a Breaching Party shall, automatically and without any action on its part, relieve WC Holdings or CMI, as applicable, of any further obligations to make payments due after the date of the breach to the Breaching Party.

If Plaintiffs breach, or threaten to commit a breach of, Sections 5.1, 5.2, 6.1, 6.2, 6.3, 6.4, 6.6, 7.1, 7.4, 7.5 and Article VIII of this Agreement, the Company shall have the right and remedy to have them specifically enforced by any court having equity jurisdiction over the parties. Plaintiffs specifically acknowledge and agree (i) that the promises and covenants in this Agreement are essential to protect the business and goodwill of the Company, (ii) that the Company would not have entered into this Agreement without these promises and covenants; (iii) that Plaintiffs have consulted with counsel and have been fully advised concerning the reasonableness and propriety of these promises and covenants; (iv) that these promises and covenants represent reasonable and necessary protection of the legitimate interests of the Company; (v) that any breach or threatened breach of these promises and covenants will cause irreparable injury to the Company and money damages will not provide adequate remedy to the Company; and (vi) that the Company shall be entitled to injunctive relief upon such breach or threatened breach of these promises and covenants without the necessity of proof of actual damage. This right to injunctive relief shall be in addition to, and not in lieu of, any other rights and remedies available to the Company in law or in equity.

10.3         Breach Notice. In the event of a breach or threatened breach of this Agreement, the party asserting a breach or threatened breach will give the other party written notice of the alleged breach or threatened breach and fourteen (14) days, from receipt thereof, within which to cure that breach or threatened breach before exercising the right to terminate this Agreement or seek to recoup monetary remedies. Nothing contained in this Section shall require a notice or cure period before seeking injunctive or other equitable relief to prevent or remedy a breach or threatened breach of this Agreement.

XI.           Miscellaneous Provisions.

11.1         Definitions. As used throughout this Agreement, (a) the term “Plaintiffs” means Paul A. Miller and Robert J. Bossart, (b) the term “Defendants” means CompManagement Inc., CMI Management Company, CompManagement Health Systems Inc., CompManagement Integrated Disability Services, Inc., and WC Holdings, Inc., (c) the term “Company” means any or all of the following: (i) Defendants, (ii) SCC, (iii) each of Defendants and SCC’s affiliates, and/or (iv) each of Defendants, SCC, and their affiliates’ successors or assigns, and (d) the term “Non-Compete Parties” means any or all of the following: (i) Defendants, (ii) each of Defendants’ affiliates, and/or (iii) each of Defendants and their affiliates’ successors or assigns; provided, however, that SCC shall be a Non-Compete Party only to the extent it is in the same or a competing line of business with any of the Defendants.

11.2         Governing Law. This Agreement shall be construed and governed by the laws of the State of Ohio, without reference to conflicts of law rules or principles thereof.

11.3         Notices. All notices and other communications required or permitted to be given under this Agreement to any party shall be in writing and delivered by hand, telecopy (which is confirmed) or Federal Express or any similar nationally recognized express delivery service (which obtains acknowledgment of receipt (or refusal to accept)) to that party at the address or telecopy number set forth below (or to such other address or telecopy number as any party may furnish in writing to the other party). Delivery of any such written notice shall be deemed effective upon receipt or refusal to accept:

(i)            If to Paul A. Miller:

Paul A. Miller

6597 Masefield Street

Worthington, Ohio 43085

(ii)           If to Robert J. Bossart:

Robert J. Bossart

2603 Chartwell Road

Columbus, Ohio 43220

(iii)          If to Defendants:

CompManagement Inc.

Corporate Office

6377 Emerald Parkway

Dublin, Ohio 43017

Attention:  Stephen Brown, Chief Executive Officer

(iv)          If to SCC:

Security Capital Corporation

Eight Greenwich Office Park

Third Floor

Greenwich, CT 06831

Attention:  Brian Fitzgerald

A copy of any written notice under this Agreement to Miller or Bossart, or both, should be sent in the manner described above to their attorney, James S. Mowery, Esq. of Mowery & Youell, Ltd., 425 Metro Place North, Suite 420, Dublin, Ohio 43017, telecopy (614) 760-8654.

A copy of any written notice under this Agreement to Defendants or SCC, or both, should be sent in the manner described above to their attorneys, Kevin T. Abikoff, Esq. and Kathy Russo, Esq., of Hughes Hubbard & Reed LLP, 1775 I Street, N.W., Washington, DC 20006, telecopy (202) 721-4646.

11.4         Severability. If any provision of this Agreement shall be held to be illegal, void or unenforceable, such provision shall be of no force and effect. The illegality or unenforceability of such provision, however, shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement provided that, upon a finding by a court of competent jurisdiction that the Release executed by Plaintiffs pursuant to Section 7.1 above is illegal and/or unenforceable in any respect, Plaintiffs shall be required to repay to Defendants any amount paid to them pursuant to Article III above in excess of $500.

11.5         Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed as an original, but all of which together shall constitute one and the same instrument.

11.6         Integration. This Agreement constitutes the complete understanding between the parties and supersedes any and all prior negotiations, agreements, representations or understandings among the parties hereto with respect to the subject matter hereof, including without limitation the Agreement in Principle. Plaintiffs acknowledge that neither Defendants nor SCC, nor any representative of Defendants or SCC, has made any representation or promise to them other than as set forth herein. No other promises or agreements among the parties hereto shall be binding unless in writing and signed by the parties.

11.7         Amendments; Waivers. This Agreement may not be amended or any provision hereof waived other than in writing executed, in the case of an amendment, by all parties and, in the case of a waiver, by the party granting the waiver.

11.8         Assignments. This Agreement shall not be assignable by Bossart or Miller and shall be binding upon, and shall inure to the benefit of, Bossart, Miller and the Company and their respective successors and assigns (including without limitation estates, heirs, executors, administrators, legatees and similar legal representatives).

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Agreement as of the date first set forth above.

/s/ Robert J. Bossart
Robert J. Bossart

/s/ Paul A. Miller
Paul A. Miller

CompManagement Inc.

By:	/s/ William R. Schlueter

CMI Management Company

By:	/s/ William R. Schlueter

CompManagement Health Systems, Inc.

By:	/s/ William R. Schlueter

CompManagement Integrated Disability Services,
Inc.

By:	/s/ William R. Schlueter

WC Holdings, Inc.

By:	/s/ William R. Schlueter

Security Capital Corporation

By:	/s/ William R. Schlueter

EXHIBIT A

FORM OF STIPULATION OF DISMISSAL WITH PREJUDICE

IN THE COURT OF COMMON PLEAS

FRANKLIN COUNTY, OHIO

:
Paul A. Miller and Robert J. Bossart,	:
:
Plaintiffs,	:	Case No.: 05-CVH-10-12072
:
vs.	:	JUDGE: Daniel T. Hogan
:
COMPMANAGEMENT INC.,	:
CMI MANAGEMENT COMPANY,	:
COMPMANAGEMENT HEALTH	:
SYSTEMS INC., COMPMANAGEMENT	:
INTEGRATED DISABILITY SERVICES,	:
INC., and WC HOLDINGS, INC.,	:
:
Defendants.	:
:

NOTICE OF DISMISSAL WITH PREJUDICE

Pursuant to Rule 41(A)(1)(b) of the Ohio Rules of Civil Procedure, Plaintiffs Paul A. Miller and Robert J. Bossart hereby voluntarily dismiss this action with prejudice. As indicated by the signatures below, all of the parties in this action consent to this dismissal. Each party shall bear its own costs.

Respectfully submitted,

John Stephen (0022947)	James S. Mowery, Jr. (0040227)
Porter, Wright, Morris & Arthur, LLP	Mowery & Youell, Ltd.
41 South High Street, 32d Floor	425 Metro Place No., Suite 420
Columbus, Ohio 43215	Dublin, Ohio 43017
Phone: 614-227-2061	Phone: (614) 764-1444
Fax: 614-227-2100	(614) 760-8654

Attorneys for the Defendants.	Attorneys for the Plaintiffs.

EXHIBIT B

RELEASE

Release, executed this 9th day of March 2006, by Paul A. Miller (“Miller”):

For and in consideration of the payments to be made and for other valuable consideration to be provided to Miller pursuant to the Settlement Agreement and Release dated March 9, 2006 by and among (i) Paul A. Miller and Robert J. Bossart (collectively, the “Plaintiffs”), (ii) CompManagement Inc., CMI Management Company, CompManagement Health Systems, Inc., CompManagement Integrated Disability Services, Inc., and WC Holdings, Inc. (collectively, the “Defendants”), and (iii) Security Capital Corporation (“SCC”), including the payments set forth in Article III of the Settlement Agreement and Release, Miller, for himself and for his spouse, heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter collectively referred to as “Releasors”), hereby irrevocably and unconditionally forever releases and discharges Defendants and SCC and any and all of their past, present or future parent companies, partners, subsidiaries, affiliates, divisions, employee benefit and/or pension plans or funds (except vested rights under any 401(k) plan), and their respective successors and assigns, and any and all of their past, present or future directors, officers, attorneys, agents, trustees, administrators or employees (whether acting as agents for Defendants and/or SCC or any of their past, present or future parent companies, partners, subsidiaries, affiliates, divisions or employee benefit and/or pension plans or funds, or in their individual capacities) (hereinafter collectively referred to as “Releasees”) from any and all claims, demands, causes of action and liabilities of any kind or nature whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, whether accrued or contingent, by reason of any act, omission, transaction or occurrence up to and including the date of the execution of this Release which Releasors ever had, now have or thereafter can, shall or may have against Releasees.

Without limiting the generality of the foregoing, Releasors hereby release and discharge Releasees from:

(i)            any and all claims (including without limitation those based upon statutory, contract or implied contract, tort, public policy or common law grounds) relating to Miller’s employment by or with Defendants, the terms and conditions of such employment, the employee benefits related to such employment and/or his separation from such employment, including without limitation any and all claims for shares or options in Defendants;

(ii)           any and all claims (including without limitation those based upon statutory, contract or implied contract, tort, public policy or common law grounds) relating to Miller’s entry into the Settlement Agreement and Release and/or the terms thereof;

(iii)          any and all claims of employment discrimination and/or retaliation under and federal, state or local statute or ordinance, regulation, public policy or common law, including without limitation, any and all claims under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Older Workers Benefit Protection

Act; the Americans with Disabilities Act; the Employee Retirement Income Security Act; the Worker Adjustment and Retraining Notification Act; and Ohio Revised Code Chapter 4112.

(iv)          any and all claims asserted by or which could have been asserted by Miller in the civil action filed by Miller and Robert J. Bossart in the Court of Common Pleas, Franklin County, Ohio, entitled Paul A. Miller and Robert J. Bossart v. CompManagement Inc., CMI Management Company, CompManagement Health Systems, Inc., CompManagement Integrated Disability Services, Inc., and WC Holdings, Inc, Case No.: 05-CVH-10-12072;

(v)           any and all claims for damages or injury of any kind whatsoever;

(vi)          subject to the last paragraph of this Release, any and all claims for indemnification, including without limitation under any statute, articles, bylaws, policy, procedure or agreement of any Releasor, or insurance coverage under any insurance policy of or maintained by any Releasor; and

(vii)         subject to the last paragraph of this Release, any and all claims for attorneys’ fees, costs, disbursements and the like which Releasors ever had, now have or hereafter can, shall or may have against Releasees for, upon or by reason of any act, omission, transaction or occurrence up to and including the date of the execution of this Release.

This Release may not be changed orally and it shall be effective on the eighth (8th) day following its execution.

Miller represents and warrants that (i) he has been represented by independent legal counsel, of his own choice, throughout all of the negotiations preceding execution of this Release; (ii) he executed this Release after consultation with the above-described independent legal counsel; (iii) he carefully read this Release in its entirety; (iv) he had at least twenty-one (21) days within which to consider this Release prior to execution or, if elects to execute and deliver this Release prior to the expiration of such twenty-one (21)-day period, he hereby knowingly and voluntarily waives his right to consider this Release for the days remaining in that twenty-one (21)-day period; (v) he has had the provisions of this Release explained to him by his own counsel, who has answered to his satisfaction any questions he has asked with regard to the meaning of any of the provisions of this Release; (vi) he fully understands the terms and significance of this Release; (vii) he voluntarily assents to all the terms and conditions contained in this Release, and is signing this Release voluntarily and of his own force and will; and (viii) he intends to abide by the provisions of this Release without exception. Miller further represents and warrants that he has read this Release in its entirety, fully understands all of its terms, and voluntarily assents to all terms and conditions contained herein.

The release of Releasor’s claims for indemnification and insurance coverage (including, without limitation, claims for attorneys’ fees, costs, disbursements and the like) shall be limited to claims that Releasor has, had or may have that arise out of or are as a result of claims that are asserted only against Releasor and based only upon Releasor’s own acts or omissions. Should Releasor make a demand for indemnification or insurance coverage under any policy maintained by any Releasee, nothing contained in this Release shall preclude the Releasee or any insurer under any insurance policy maintained by any Releasee, from asserting any claim based upon the acts or omissions of Releasor and that relate to Releasor’s claim for indemnification or insurance, in response to or in defense of such demand by Releasor for indemnification or insurance coverage. Any and all rights to indemnification and insurance preserved to Releasor in this paragraph shall be subject to such rights of Releasees and any insurer under any insurance policy maintained by any Releasee to assert such defenses, as stated above.

/s/ Paul A. Miller
Paul A. Miller

STATE OF OHIO	)
) ss.:
COUNTY OF FRANKLIN	)

On this 9th day of March 2006, before me personally came Paul A. Miller, to be known and known to me to be the person described and who executed the foregoing Release and he duly acknowledged to me that he executed the same.

/s/ Kevin M. Vore
Notary

EXHIBIT C

RELEASE

Release, executed this 7th day of March 2006, by Robert J. Bossart (“Bossart”):

For and in consideration of the payments to be made and for other valuable consideration to be provided to Bossart pursuant to the Settlement Agreement and Release dated March 9, 2006 by and among (i) Paul A. Miller and Robert J. Bossart (collectively, the “Plaintiffs”), (ii) CompManagement Inc., CMI Management Company, CompManagement Health Systems, Inc., CompManagement Integrated Disability Services, Inc., and WC Holdings, Inc. (collectively, the “Defendants”), and (iii) Security Capital Corporation (“SCC”), including the payments set forth in Article III of the Settlement Agreement and Release, Bossart, for himself and for his spouse, heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter collectively referred to as “Releasors”), hereby irrevocably and unconditionally forever releases and discharges Defendants and SCC and any and all of their past, present or future parent companies, partners, subsidiaries, affiliates, divisions, employee benefit and/or pension plans or funds, and their respective successors and assigns, and any and all of their past, present or future directors, officers, attorneys, agents, trustees, administrators or employees (whether acting as agents for Defendants and/or SCC or any of their past, present or future parent companies, partners, subsidiaries, affiliates, divisions or employee benefit and/or pension plans or funds, or in their individual capacities) (hereinafter collectively referred to as “Releasees”) from any and all claims, demands, causes of action and liabilities of any kind or nature whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, whether accrued or contingent, by reason of any act, omission, transaction or occurrence up to and including the date of the execution of this Release which Releasors ever had, now have or thereafter can, shall or may have against Releasees.

Without limiting the generality of the foregoing, Releasors hereby release and discharge Releasees from:

(i)            any and all claims (including without limitation those based upon statutory, contract or implied contract, tort, public policy or common law grounds) relating to Bossart’s employment by or with Defendants, the terms and conditions of such employment, the employee benefits related to such employment and/or his separation from such employment, including without limitation any and all claims for shares or options in Defendants;

(ii)           any and all claims (including without limitation those based upon statutory, contract or implied contract, tort, public policy or common law grounds) relating to Bossart’s entry into the Settlement Agreement and Release and/or the terms thereof;

(iii)          any and all claims of employment discrimination and/or retaliation under and federal, state or local statute or ordinance, regulation, public policy or common law, including without limitation, any and all claims under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act; the Older Workers Benefit Protection

Act; the Americans with Disabilities Act; the Employee Retirement Income Security Act; the Worker Adjustment and Retraining Notification Act; and Ohio Revised Code Chapter 4112.

(iv)          any and all claims asserted by or which could have been asserted by Bossart in the civil action filed by Bossart and Paul A. Miller in the Court of Common Pleas, Franklin County, Ohio, entitled Paul A. Miller and Robert J. Bossart v. CompManagement Inc., CMI Management Company, CompManagement Health Systems, Inc., CompManagement Integrated Disability Services, Inc., and WC Holdings, Inc, Case No.: 05-CVH-10-12072;

(v)           any and all claims for damages or injury of any kind whatsoever;

(vi)          subject to the provisions of the last paragraph of this Release, any and all claims for indemnification, including without limitation under any statute, articles, bylaws, policy, procedure or agreement of any Releasor, or insurance coverage under any insurance policy of or maintained by any Releasor; and

(vii)         subject to the last paragraph of this Release, any and all claims for attorneys’ fees, costs, disbursements and the like which Releasors ever had, now have or hereafter can, shall or may have against Releasees for, upon or by reason of any act, omission, transaction or occurrence up to and including the date of the execution of this Release.

This Release may not be changed orally and it shall be effective on the eighth (8th) day following its execution.

Bossart represents and warrants that (i) he has been represented by independent legal counsel, of his own choice, throughout all of the negotiations preceding execution of this Release; (ii) he executed this Release after consultation with the above-described independent legal counsel; (iii) he carefully read this Release in its entirety; (iv) he had at least twenty-one (21) days within which to consider this Release prior to execution or, if elects to execute and deliver this Release prior to the expiration of such twenty-one (21)-day period, he hereby knowingly and voluntarily waives his right to consider this Release for the days remaining in that twenty-one (21)-day period; (v) he has had the provisions of this Release explained to him by his own counsel, who has answered to his satisfaction any questions he has asked with regard to the meaning of any of the provisions of this Release; (vi) he fully understands the terms and significance of this Release; (vii) he voluntarily assents to all the terms and conditions contained in this Release, and is signing this Release voluntarily and of his own force and will; and (viii) he intends to abide by the provisions of this Release without exception. Bossart further represents and warrants that he has read this Release in its entirety, fully understands all of its terms, and voluntarily assents to all terms and conditions contained herein.

The release of Releasor’s claims for indemnification and insurance coverage (including without limitation claims for attorneys’ fees, costs, disbursements and the like) shall be limited to claims that Releasor has, had or may have that arise out of or are as a result of claims that are asserted only against Releasor and based only upon Releasor’s own acts or omissions. Should Releasor make a demand for indemnification or insurance coverage under any policy maintained by any Releasee, nothing contained in this Release shall preclude the Releasee or any insurer under any insurance policy maintained by any Releasee, from asserting any claim based upon the acts or omissions of Releasor and that relate to Releasor’s claim for indemnification or insurance, in response to or in defense of such demand by Releasor for indemnification or insurance coverage. Any and all rights to indemnification and insurance preserved to Releasor in this paragraph shall be subject to such right of Releasees and any insurer under any insurance policy maintained by any Releasee to assert such defenses, as stated above.

/s/ Robert J. Bossart
Robert J. Bossart

STATE OF SC	)
) ss.:
COUNTY OF BEAUFORT	)

On this 7th day of March 2006, before me personally came Robert J. Bossart, to be known and known to me to be the person described and who executed the foregoing Release and he duly acknowledged to me that he executed the same.

/s/ Avis B. Young
Notary

EXHIBIT D

RELEASE

Release, executed this 8th day of March 2006, by CompManagement Inc., CMI Management Company, CompManagement Health Systems, Inc., CompManagement Integrated Disability Services, Inc., and WC Holdings, Inc. (collectively, the “Defendants”) and Security Capital Corporation (“SCC”):

For and in consideration of the payments to be made and for other valuable consideration to be provided to Defendants and SCC pursuant to the Settlement Agreement and Release by and among (i) Paul A. Miller and Robert J. Bossart (collectively, the “Plaintiffs”), (ii) CompManagement Inc., CMI Management Company, CompManagement Health Systems, Inc., CompManagement Integrated Disability Services, Inc., and WC Holdings, Inc. (collectively, the “Defendants”), and (iii) and Security Capital Corporation (“SCC”), dated March 9, 2006, Defendants and SCC, for themselves and their successors and assigns (hereinafter collectively referred to as “Releasors”), hereby forever release and discharge Paul A. Miller and his spouse, heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter collectively referred to as “Releasees”) from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, whether accrued or contingent, by reason of any act, omission, transaction or occurrence which Releasors ever had, now have or thereafter can, shall or may have against Releasees up to and including the date of the execution of this Release.

Notwithstanding the foregoing, this Release shall not be effective to preclude any Releasor or any insurer under any insurance policy maintained by any Releasor from asserting any claim (including without limitation any claim otherwise released hereunder) in defense of any demand by Plaintiffs or either of them for indemnification or insurance coverage under any insurance policy maintained by any Releaser.

CompManagement Inc.

By:	/s/ William R. Schlueter

CMI Management Company

By:	/s/ William R. Schlueter

CompManagement Health Systems, Inc.

By:	/s/ William R. Schlueter

CompManagement Integrated Disability Services, Inc.

By:	/s/ William R. Schlueter

WC Holdings, Inc.

By:	/s/ William R. Schlueter

Security Capital Corporation

By:	/s/ William R. Schlueter

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF FAIRFIELD	)

On this 8th day of March 2006, before me personally came William R. Schlueter, to be known and known to me to be the person described and who executed the foregoing Release and he duly acknowledged to me that he executed the same.

/s/ Wendy E. Bolton
Notary

EXHIBIT E

RELEASE

Release, executed this 8th day of March 2006, by CompManagement Inc., CMI Management Company, CompManagement Health Systems, Inc., CompManagement Integrated Disability Services, Inc., and WC Holdings, Inc. (collectively, the “Defendants”) and Security Capital Corporation:

For and in consideration of the payments to be made and for other valuable consideration to be provided to Defendants and SCC pursuant to the Settlement Agreement and Release by and among (i) Paul A. Miller and Robert J. Bossart (collectively, the “Plaintiffs”), (ii) CompManagement Inc., CMI Management Company, CompManagement Health Systems, Inc., CompManagement Integrated Disability Services, Inc., and WC Holdings, Inc. (collectively, the “Defendants”), and (iii) and Security Capital Corporation (“SCC”), dated March 9, 2006, Defendants and SCC, for themselves and their successors and assigns (hereinafter collectively referred to as “Releasors”), hereby forever release and discharge Robert J. Bossart and his spouse, heirs, executors, administrators, trustees, legal representatives and assigns (hereinafter collectively referred to as “Releasees”) from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether contractual, common-law, statutory, federal, state, local or otherwise), whether known or unknown, whether accrued or contingent, by reason of any act, omission, transaction or occurrence which Releasors ever had, now have or thereafter can, shall or may have against Releasees up to and including the date of the execution of this Release.

Notwithstanding the foregoing, this Release shall not be effective to preclude any Releasor or any insurer under any insurance policy maintained by any Releasor from asserting any claim (including without limitation any claim otherwise released hereunder) in defense of any demand by Plaintiffs or either of them for indemnification or insurance coverage under any insurance policy maintained by any Releaser.

CompManagement Inc.

By:	/s/ William R. Schlueter

CMI Management Company

By:	/s/ William R. Schlueter

CompManagement Health Systems, Inc.

By:	/s/ William R. Schlueter

CompManagement Integrated Disability Services, Inc.

By:	/s/ William R. Schlueter

WC Holdings, Inc.

By:	/s/ William R. Schlueter

STATE OF CONNECTICUT	)
) ss.:
COUNTY OF FAIRFIELD	)

On this 8th day of March 2006, before me personally came William R. Schlueter, to be known and known to me to be the person described and who executed the foregoing Release and he duly acknowledged to me that he executed the same.

/s/ Wendy E. Bolton
Notary